Exhibit 10.1

Settlement Agreement, dated August 9, 2022, among the parties to the Litigation

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement) ” is made as of this 9th day of August, 2022 (the “Execution Date”) by and among:

•	Patrick J. Bartels, Eugene I. Davis, Raphael T. Wallander, Alan J. Carr, and William L. Transier (collectively, the “Litigation Designees”);

•

Sears Holdings Corporation, Kmart Holding Corporation, Kmart Operations LLC, Sears Operations LLC, Sears, Roebuck and Co., ServiceLive Inc., SHC Licensed Business LLC, A&E Factory Service, LLC, A&E Home Delivery, LLC, A&E Lawn & Garden, LLC, A&E Signature Service, LLC, FBA Holdings Inc., Innovel Solutions, Inc., Kmart Corporation, MaxServ, Inc., Private Brands, Ltd., Sears Development Co., Sears Holdings Management Corporation, Sears Home & Business Franchises, Inc., Sears Home Improvement Products, Inc., Sears Insurance Services, L.L.C., Sears Procurement Services, Inc., Sears Protection Company, Sears Protection Company (PR) Inc., Sears Roebuck Acceptance Corp., SR – Rover de Puerto Rico, LLC (f/k/a Sears, Roebuck de Puerto Rico, Inc.), SYW Relay LLC, Wally Labs LLC, SHC Promotions LLC, Big Beaver of Florida Development, LLC, California Builder Appliances, Inc., Florida Builder Appliances, Inc., KBL Holding Inc., KLC, Inc., Kmart of Michigan, Inc., Kmart of Washington LLC, Kmart Stores of Illinois LLC, Kmart Stores of Texas LLC, MyGofer LLC, Rover Brands Business Unit, LLC (f/k/a Sears Brands Business Unit Corporation), Sears Holdings Publishing Company, LLC., Sears Protection Company (Florida), L.L.C., SHC Desert Springs, LLC, SOE, Inc., StarWest, LLC, STI Merchandising, Inc., Troy Coolidge No. 13, LLC, BlueLight.com, Inc., Sears Brands, L.L.C., Sears Buying Services, Inc., Kmart.com LLC, Sears Brands Management Corporation, and SRe Holding Corporation (each, a “Debtor” and collectively, the “Debtors”);

•	The Restructuring Subcommittee, as defined below;

•	The Official Committee of Unsecured Creditors appointed in the Bankruptcy Cases (as defined below) (the “Committee”);

•

Cushman & Wakefield, Inc., Duff & Phelps, LLC, Joseph Jordan, Lawrence Meerschaert, Dave Rodney, Leena Munjal, Scott Huckins, Robert Riecker, Robert Schriesheim, William C. Kunkler, Ann N. Reese, Paul G. DePodesta, Benefit Street 2018, LLC, Cyrus 1740 Master Fund, LP, Cyrus Special Strategies Master Fund, LP, Cyrus Select Opportunities Master Fund, Ltd., Canary SC Master Fund, LP, CRS Master Fund, LP, Cyrus Opportunities Master Fund II, Ltd., CMH VI, LP, CYR Fund, LP, Canary SC Fund, LP, Crescent 1, LP, Cyrus Capital Partners, LP, Cascade Investment, L.L.C., Bruce Berkowitz, CRK Partners LLC, Cesar L. Alvarez, ESL Institutional Partners L.P., ESL Investments, Inc., ESL Investors, L.L.C., ESL Partners L.P., Fairholme Capital Management, L.L.C., Fairholme Funds, Inc., JPP II LLC, JPP LLC, Kunal S. Kamlani, Edward Scott Lampert,

Steven Mnuchin, RBS Investment Management LLC, RBS Partners LP, SPE I Partners L.P., SPE Master I L.P., Seritage GS Holding LLC, Seritage Growth Properties, Inc., Seritage Growth Properties, L.P., Seritage KMT Finance LLC, Seritage KMT Mezzanine Finance LLC, Seritage MS Holdings LLC, Seritage SPS Holdings LLC, Seritage SRC Finance LLC, Seritage SRC Mezzanine Finance LLC, Thomas J. Tisch (collectively, the “Original Action Defendants”);

•

The Participating Public Shareholder Defendants, as defined below and as identified in Exhibit 1 attached hereto, as such Exhibit may be amended, modified or supplemented prior to the Settlement Approval Date (defined below) in accordance with the terms of this Agreement;

•	The Administrative Expense Claims Representative, as defined below; and

•

Transform Holdco LLC, Transform Leaseco LLC, Transform SR Holdings LLC (together, “Transform” and together with the Litigation Designees, the Debtors, the Restructuring Subcommittee, the Committee, the Original Action Defendants, the Participating Public Shareholder Defendants, and the Administrative Expense Claims Representative, the “Parties”; each of Transform, the Litigation Designees, the Debtors, the Restructuring Subcommittee, the Committee, the Original Action Defendants, the Participating Public Shareholder Defendants, and the Administrative Expense Claims Representative, a “Party”).

RECITALS

WHEREAS, beginning on October 15, 2018 and continuing thereafter, each of the Debtors filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (such title, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), thereby commencing bankruptcy cases that are jointly administered under Case No. 18-23538 (RDD) (the “Bankruptcy Cases”) and creating estates under section 541 of the Bankruptcy Code (the “Estates”); and

WHEREAS, a subcommittee of the board of directors of Sears Holdings Corporation was formed (the “Restructuring Subcommittee”), consisting of independent directors, to investigate potential claims and causes of action that the Debtors and their Estates might have as a result of transactions that occurred before October 15, 2018, involving persons or entities that were at the time affiliates of the Debtors, including the ESL Defendants (as defined below); and

WHEREAS, on October 24, 2018, the United States Trustee appointed the Committee [ECF No. 276]1 in the Bankruptcy Cases; and

WHEREAS, on January 17, 2019, Transform Holdco LLC and the Debtors entered into an asset purchase agreement and related agreements (collectively, as they may have been amended, modified or supplemented from time to time, the “Asset Purchase Agreement”), and on February

[1]	ECF references are to Case No. 18-23538 (the Bankruptcy Cases) unless otherwise indicated.

8, 2019, the Bankruptcy Court entered the Order (I) Approving the Asset Purchase Agreement Among Sellers and Buyer, (II) Authorizing the Sale of Certain of the Debtors’ Assets Free and Clear of Liens, Claims, Interests and Encumbrances, (III) Authorizing the Assumption and Assignment of Certain Executory Contracts and Leases in Connection Therewith, and (IV) Granting Related Relief [ECF No. 2507] approving the Debtors’ entry into the Asset Purchase Agreement and the Debtors’ performance of their obligations thereunder (the “Sale Order”); and

WHEREAS, pursuant to the Asset Purchase Agreement and the Sale Order, the Debtors sold to Transform Holdco LLC, and Transform Holdco LLC purchased from the Debtors, substantially all of the assets and businesses of the Debtors, subject to and in accordance with the terms of the Asset Purchase Agreement and the Sale Order (the “Sale Transaction”); and

WHEREAS, the Sale Transaction closed on February 11, 2019 at 12:01 a.m. Eastern Time; and

WHEREAS, on April 18, 2019, certain of the Debtors filed a complaint (the “Original Complaint”), on their own behalf and on behalf of the Estates, against Edward S. Lampert, ESL Investments, Inc., RBS Partners LP, CRK Partners LLC, SPE Master I L.P., ESL Partners L.P., SPE I Partners L.P., RBS Investment Management LLC, ESL Institutional Partners L.P., ESL Investors, L.L.C., JPP LLC, JPP II LLC, Fairholme Capital Management, L.L.C., Cesar L. Alvarez, Bruce Berkowitz, Alesia Haas, Kunal S. Kamlani, Steven Mnuchin, Thomas J. Tisch, Seritage Growth Properties, Inc., Seritage Growth Properties, L.P., Seritage KMT Mezzanine Finance LLC, Seritage SRC Mezzanine Finance LLC, Seritage KMT Finance LLC, Seritage SRC Finance LLC, Seritage GS Holding LLC, Seritage SPS Holdings LLC, and Seritage MS Holdings LLC, thereby initiating an adversary proceeding, Adv. Proc. No. 19-08250 (RDD) (the “Original Action”), in the Bankruptcy Court; and

WHEREAS, on October 15, 2019, the Bankruptcy Court entered the Order (I) Confirming Modified Second Amended Joint Chapter 11 Plan of Sears Holdings Corporation and Its Affiliated Debtors and (II) Granting Related Relief (ECF No. 5370) (the “Confirmation Order”), which confirmed the Debtors’ Modified Second Amended Joint Chapter 11 Plan of Sears Holding Corporation and Its Affiliated Debtors [ECF No. 5293] (as amended, supplemented, or modified, the “Plan”);2 and

WHEREAS, as of the Execution Date, the Plan has not yet gone effective; and

WHEREAS, the Confirmation Order approved, among other things, the settlement and treatment of certain Administrative Expense Claims against the Debtors pursuant to a settlement between and among the Debtors, the Committee, and an ad hoc group of administrative expense claims (the “Administrative Expense Claims Consent Program”); and

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan or Confirmation Order, as applicable.

WHEREAS, the Administrative Expense Claims Consent Program and the Confirmation Order provided for the appointment of a representative of holders of administrative expense claims (the “Administrative Expense Claims Representative”); and

WHEREAS, the Confirmation Order also granted the Committee joint standing with the Debtors to investigate, commence, prosecute, settle and otherwise dispose of the Jointly Asserted Causes of Action and provided for the immediate appointment of the Litigation Designees, comprising three individuals selected by the Committee and two individuals selected by the Debtors; and

WHEREAS, the Confirmation Order granted the Litigation Designees the “exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any Jointly Asserted Causes of Action pursuant to the terms of the Liquidating Trust Agreement applicable to the Liquidating Trust Board (including, for the avoidance of doubt, section 6.5(c) of the Liquidating Trust Agreement),” which Jointly Asserted Causes of Action include all claims and causes of action asserted in the Original Action, and any other claims or causes of action ancillary thereto, including additional claims or causes of action related to the subject matter of the Original Action, see Confirmation Order ¶ 18; and

WHEREAS, on November 25, 2019, the Committee, acting through the Litigation Designees and on behalf of the Debtors and their Estates, filed the First Amended Complaint [Ad. Pro. No. 19-8250, ECF No. 52] (the “First Amended Complaint”) in the Original Action against the Original Action Defendants; and

WHEREAS, the First Amended Complaint does not include any claims against Alesia Haas, one of the defendants named in the Original Complaint, and Ms. Haas is no longer a party to the Original Action (and is not a party to the Public Shareholder Action (as defined below)); and

WHEREAS, on February 21, 2020, the Original Action Defendants filed motions to dismiss several counts in the First Amended Complaint and memoranda in support thereof (the “Motions to Dismiss”); and

WHEREAS, between April 30, 2020 and June 15, 2020, the plaintiffs in the Original Action and the Original Action Defendants submitted further briefs regarding the Motions to Dismiss; and

WHEREAS, on August 19, 25, and 31, 2020, the Bankruptcy Court held oral argument on the Motions to Dismiss, which remain pending; and

WHEREAS, on October 15, 2020, the Committee, acting though the Litigation Designees and on behalf of the Debtors and their Estates, filed a complaint against certain defendants who were public shareholders of the Debtors at various times prior to the commencement of the Bankruptcy Cases (the “Public Shareholder Defendants”), Adv. Pro. No. 20-07007 (RDD) (the “Public Shareholder Action”); and

WHEREAS, on January 19, 2021, various Public Shareholder Defendants filed motions to dismiss the Public Shareholder Action (the “Public Shareholder Motions to Dismiss”), and those Public Shareholder Defendants and the plaintiffs in the Public Shareholder Action subsequently completed briefing of the Public Shareholder Motions to Dismiss; and

WHEREAS, on March 12, 2021, the Bankruptcy Court heard oral argument on the Public Shareholder Motions to Dismiss, which remain pending; and

WHEREAS, on March 15, 2021, the Bankruptcy Court consolidated the Original Action and the Public Shareholder Action (together, the “Actions) ” pursuant to Federal Rule of Bankruptcy Procedure 7042; and

WHEREAS, as of the date of this Agreement, the Bankruptcy Court has not issued a decision with respect to any portion of the Motions to Dismiss or the Public Shareholder Motions to Dismiss; and

WHEREAS, on April 6, 2022, the Bankruptcy Court entered an order [Ad. Pro. No. 198250, ECF No. 270] (the “Mediation Order”) appointing the Hon. Shelley C. Chapman, the Hon. James M. Peck (Ret.), and Jed D. Melnick to serve as co-mediators (collectively, the “Mediators”) to conduct a mediation (the “Mediation”) in connection with the Original Action; and

WHEREAS, pursuant to the terms of the Mediation Order, the Mediation concluded on May 23, 2022, without an agreement to settle any of the claims in the Original Action; and

WHEREAS, on May 24, 2022, the Mediators filed a report regarding the Mediation [Ad. Pro. No. 19-8250, ECF No. 272]; and

WHEREAS, on May 31, 2022, the Bankruptcy Court entered an order [Ad. Pro. No. 198250, ECF No. 275] extending the Mediation without interruption from and including May 23, 2022, through and including June 13, 2022; and

WHEREAS, on June 14, 2022, the Mediators filed a notice [Ad. Pro. No. 19-8250, ECF No. 276] that the Mediation would be extended through and including June 30, 2022, subject to potential further discretionary extensions; and

WHEREAS, since June 30, 2022, the Mediation has continued; and

WHEREAS, as a result of good faith negotiations that have occurred as part of the Mediation, the Parties have reached this Agreement, under which they desire to settle and compromise certain disputes, including all disputes between and among them relating to the claims that were or could have been asserted in the Actions, on the terms and subject to the conditions set forth herein, to avoid the cost and uncertainty of further litigation; and

WHEREAS, the Parties desire to fully and finally settle and resolve all claims and other disputes that were brought or could have been brought in the Actions and certain other disputes related to the Bankruptcy Cases without any concession or admission of liability by any Party on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound, do promise and agree as follows:

1. Definitions. As used in this Agreement (including the Exhibits hereto), the following capitalized terms shall have the meanings specified below (in addition to the definitions of other capitalized terms appearing elsewhere in this Agreement):

“Final Approval Date” means the first date on which the time to file a notice of appeal from the Settlement Approval Order has expired without the filing of such a notice (or, if such a notice is timely filed, the date on which the Settlement Approval Order has been affirmed pursuant to an order that has become final and is no longer subject to further appeal or review), and the Settlement Approval Order is no longer subject to appeal or petition for review as a matter of law; provided, however, that the Settlement Payment Parties/Entities (as defined below) may agree in writing on an earlier Final Approval Date, in which case the Final Approval Date shall be the earlier date agreed upon and set forth in that writing.

“Related Parties” means, with respect to a Party, (i) each of, and in each case in its capacity as such, that Party’s current and former affiliates, predecessors, successors, family members, and assigns, (ii) any advisory clients, funds, or other investment vehicles to which such Party (or any person or entity controlled by, or under common control with, such Party) served as investment manager, manager, adviser, sub-adviser, general partner, or equivalent (collectively “Adviser”), or which were under common management or shared a common Adviser with such Party, (iii) any recipients or subsequent transferees of any transfers that are alleged in one or both of the Actions to be avoidable and alleged to have been received by the Party, and (iv) with respect to such Party and any persons and entities coming within any of clauses (i), (ii), and (iii), each of its and their representatives, employees, officers, directors, managers, members, shareholders, partners, parents, subsidiaries, agents, attorneys, and other advisors, in each case in their capacity as such, and, solely with respect to the Sears D&O Defendants (as defined below), the Sears Insurers in their capacities as insurers for those defendants; provided, however, that for any Participating Public Shareholder Defendant, the term “Related Parties” shall only include persons and entities coming within clause (ii) if the provided Certification (defined below) from that Participating Public Shareholder Defendant encompasses securities received by the persons and entities coming within clause (ii).

“Releases” means the releases set forth in Section 7 of this Agreement.

“Sears D&O Defendants” means the following individuals, each of which was named as a defendant in the Original Action, in whole or in part, for acts or omissions in his or her capacity as a director or officer of one or more of the Debtors: Cesar L. Alvarez, Bruce Berkowitz, Paul G. DePodesta, Scott Huckins, Kunal S. Kamlani, William C. Kunkler, Joseph Jordan, Edward S. Lampert, Lawrence Meerschaert, Steven Mnuchin, Leena Munjal, Ann N. Reese, Robert Riecker, Dave Rodney, Robert Schriesheim, and Thomas J. Tisch.

“Sears Insurers” means the insurers, listed in Exhibit 2 attached hereto, but only in their capacities as insurers under the Sears Policies.

“Sears Policies” means the 2015-16 and 2017-24 insurance policies, listed in Exhibit 3 issued to Sears Holdings Corporation and its affiliates providing coverage for the Debtors’ directors and officers, including the Sears D&O Defendants.

“Seritage Defendants” means Seritage GS Holding LLC, Seritage Growth Properties, Seritage Growth Properties, L.P., Seritage KMT Finance LLC, Seritage KMT Mezzanine Finance LLC, Seritage MS Holdings LLC, Seritage SPS Holdings LLC, Seritage SRC Finance LLC, and Seritage SRC Mezzanine Finance LLC.

“Settlement Approval Date” means the date of entry of the Settlement Approval Order.

“Settlement Approval Order” means an order, in form and substance reasonably acceptable to the Parties, entered by the Bankruptcy Court, pursuant to sections 105 and 363 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 9019, approving this Agreement and including the Bar Order (as defined in Section 12 below).

“Settlement Payment Parties/Entities” means the Sears Insurers, the Original Action Defendants making the Original Action Defendants Payment (as defined in Section 3(c)(ii) below) and paying any Deficit (as defined below), and the Participating Public Shareholder Defendants.

2. Dismissal of Actions. Within three (3) business days after Debtors’ receipt of the Settlement Amount as set forth in Section 3 below, counsel for the Committee, acting through the Litigation Designees and on behalf of the Debtors, their Estates, and the Restructuring Subcommittee will cause to be filed stipulations of dismissal, with prejudice, signed by counsel for all applicable Parties pursuant to Federal Rule of Civil Procedure 41(a), made applicable to the Actions by Federal Rule of Bankruptcy Procedure 7041, of (i) all claims against all Original Action Defendants in the Original Action, (ii) all claims against the Participating Public Shareholder Defendants in the Public Shareholder Action, and (iii) all claims against any Related Parties of Original Action Defendants who were also named as defendants in the Public Shareholder Action (which Related Parties are identified and set forth in Exhibit 4).

3. Settlement Payment.

a. In consideration for the other terms of this Agreement, including the dismissal of the Actions as and to the extent set forth in Section 2 above and the Releases set forth in Section 7 below, the Settlement Payment Parties/Entities will collectively pay or cause to be paid $175,000,000 (the “Settlement Amount”) to the Debtors as set forth in the subparagraphs below of this Section 3, which amount shall be distributed in accordance with the terms of the Settlement Approval Order and the Plan.

b. The Settlement Amount will be paid, in accordance with the payment instructions set forth in Exhibit 5, no later than the first business day that is at least sixteen (16) calendar days after the Final Approval Date; provided, however, that each Participating Public Shareholder Defendant shall be required to pay its Allocable Portion of the Public Shareholder Payment, as set forth in Sections 3(c)(iii) and 3(d) below and on Exhibit 1, to the Debtors no later than five calendar (5) days after the Settlement Approval Date, which payment shall be returned by the Debtors to the applicable Participating Public Shareholder Defendant in the event that the Final Approval Date does not occur; and, provided, further, the Debtors shall, before the date by when payment is due, provide the Settlement Payment Parties/Entities supporting tax information and other documentation reasonably necessary to make the Settlement Payment.

c. Responsibility for the Settlement Amount shall be apportioned as follows:

i.

The Sears Insurers shall pay a total of $125,625,000 (the “D&O Insurer Payment”) on behalf of and as directed by the Sears D&O Defendants, with the amount of the D&O Insurer Payment to be paid by each of the Sears Insurers as agreed among those Sears Insurers and set forth in a separate agreement between and among the Sears Insurers and the Sears D&O Defendants in which the Sears Insurers have obligated themselves to make the D&O Insurer Payment;

ii.

Original Action Defendants sued, in whole or in part, on claims not covered by the Sears Policies shall pay a total of $41,875,000 (the “Original Action Defendants Payment)”, with the amount of the Original Action Defendants Payment to be paid by each of those Original Action Defendants to be as agreed among them as specified in Exhibit 6 hereto; and

iii.

Subject to Section 3(d) below, the Participating Public Shareholder Defendants shall pay a total of $7,500,000 (the “Public Shareholder Payment”), with the amount of the Public Shareholder Payment to be paid by each Participating Public Shareholder Defendant to be as calculated in accordance with Section 3(d) below and as specified on Exhibit 1.

iv.	Other than as specified in sub-section (c)(ii) above and in sub-section (d) below, no Original Action Defendant shall have any obligation to pay the Settlement Amount or any portion thereof.

d. The portion of the $7,500,000 Public Shareholder Payment allocated to each Participating Public Shareholder Defendant (the “Allocable Portion”) is based on each such Participating Public Shareholder Defendant’s confidential certification of the total number of shares of stock in Lands’ End, Inc. and total number of Seritage Growth Properties subscription rights that the Participating Public Shareholder Defendant or, as applicable, one or more of its Related Parties as set forth in such certification, received in connection with the transfers alleged in the Public Shareholder Action (the “Certification”), as calculated in accordance with the formula set forth on Exhibit 7 hereto. As of the Execution Date, the aggregate amount of the Public Shareholder Payment so allocated to Public Shareholder Defendants that have become Parties to this Agreement and thus have become Participating Public Shareholder Defendants totals $4,035,712.51 (the “Already Committed Portion of the Public Shareholder Payment”), not the full $7,500,000. Any additional Public Shareholder Defendant (an “Additional Public Shareholder Defendant”) may become a Participating Public Shareholder Defendant prior to the Settlement Approval Date, without the need for further amendment of this Agreement (other than the amendment of Exhibit 1 to identify all Participating Public Shareholder Defendants, which amendment the Parties shall cause to be filed with the Bankruptcy Court), in accordance with the following process: Any Additional Public Shareholder Defendant wishing to join and receive the benefits of this Agreement must execute, prior to the Settlement Approval Date, a joinder to this Agreement in the form set forth on Exhibit 8 hereto, which joinder shall include a confidential Certification of the total number of shares of stock in Lands’ End, Inc. and the total number of Seritage Growth Properties subscription rights that the Additional Public Shareholder Defendant or, as applicable, one or more of its Related Parties as set forth in such certification, as well as its Related Parties (if known), received in connection with the transfers that are alleged in the Public Shareholder Action to be avoidable. Counsel for a majority (based on Allocable Portion) of those Public Shareholder Defendants that have become Participating Public Shareholder Defendants by the Execution Date and by counsel for the Original Action Defendants that are making the Original Action Defendants Payment are entitled to review, confirm, and approve the Public Shareholder Defendant’s joinder. If such counsel approves in writing the joinder, then the Additional Public Shareholder Defendant, in order to become a Participating Public Shareholder Defendant, must pay, within five (5) days after the Settlement Approval Date, its Allocable Portion of the $7,500,000 Public Shareholder Payment (the Allocable Portions of the Public Shareholder Payment allocated to and paid by all such Additional Public Shareholder Defendants, the “Additional Portion of the Public Shareholder Payment”). The portion of the Public Shareholder Payment not allocated to Participating Public Shareholder Defendants in accordance with the terms hereof shall be the Deficit, which shall be calculated by subtracting (i) the sum of (x) $4,035,712.51 (the Already Committed Portion of the Public Shareholder Payment) and (y) the total amount of the Additional Portion of the Public Shareholder Payment from (ii) $7,500,000 (the Public Shareholder Payment). Notwithstanding anything to the contrary contained in this Agreement, any such Deficit shall be paid by the Sears Insurers and the Original Action Defendants who are making the Original Action Defendants Payment, with the Sears D&O Defendants directing the Sears Insurers to pay 75% of the Deficit and the Original Action Defendants to pay 25% of the Deficit, and with each such Original Action Defendant to pay that portion of such 25% in accordance with its percentage of the Original Action Defendants Payment as set forth on Exhibit 6 hereto.

e. Each of the Settlement Payment Parties/Entities shall be liable severally for only that portion of the Settlement Payment specified in this Agreement, including the Exhibits hereto (or, with respect to the Sears Insurers, as agreed by and among them), to be paid by it and shall not be jointly and severally liable for the full Settlement Payment.

4. Public Shareholder Action. Each Participating Public Shareholder Defendant that pays its Allocable Portion of the Public Shareholder Payment in accordance with this Agreement shall be treated as Party to this Agreement and shall obtain the benefit of the Releases, as set forth in Section 7 below, and of the dismissal of all claims in the Public Shareholder Action asserted against all Participating Public Shareholder Defendants, as set forth in Section 2 above. Each other Public Shareholder Defendant shall not be a Party to this Agreement, shall not receive the benefit of the Releases set forth in Section 7, and shall not have the claims asserted against it in the Public Shareholder Action dismissed pursuant to this Agreement (except if and to the extent any such other Public Shareholder Defendant is a Related Party of an Original Action Defendant as listed on Exhibit 4).

5. Bankruptcy Court Approval. Effectiveness of this Agreement is conditioned on its approval by the Bankruptcy Court pursuant to a Settlement Approval Order and the occurrence of the Final Approval Date. By the motion seeking entry of the Settlement Approval Order, the Parties will request a stay from the Bankruptcy Court of the Actions and of the motion by the Committee, acting through the Litigation Designees on behalf of the Debtors and their Estates, for approval of litigation funding [ECF No. 10407] pending in the Bankruptcy Cases and a continuation of the Mediation, pending the Bankruptcy Court’s consideration of approval of this Agreement (and pending any related appellate proceedings) and the occurrence of the Final Approval Date.

6. Cooperation and Further Assurances. The Parties agree to cooperate with each other to execute such further documents or instruments or to take such other steps as may be reasonably necessary to: (i) obtain the Settlement Approval Order, and (ii) effectuate the terms, intent and conditions of this Agreement.

7. Party Releases. The Parties acknowledge that this Agreement is intended to fully resolve any and all potential liability of the Original Action Defendants and the Participating Public Shareholder Defendants based on, relating to, in connection with or in any manner arising out of any and all claims and causes of action that are or were asserted in the Actions, that could have been asserted in the Actions, that relate to or arise out of any the transactions that are or were at any time at issue in the Actions and, except as otherwise expressly provided herein with respect to the Carve-Outs (as defined in Section 8 below), that otherwise concern the Debtors or the Bankruptcy Case. Without limiting the foregoing, and except as expressly set forth in this Agreement with respect to the Carve-Outs (defined below), effective as of the Final Approval Date and payment of the Settlement Amount:

a. The Debtors, the Restructuring Subcommittee and each of its members, the Committee and each of its members, each of the Litigation Designees, and the Administrative Expense Claims Representative (collectively, the “Sears Parties”), on behalf of themselves and the Estates, forever release, acquit and discharge the Original Action Defendants, the Participating Public Shareholder Defendants, the Sears Insurers, and Transform (collectively, the “Defendant Parties”), all Related Parties of each such Party and all Insured Persons as that term is defined in the

D&O Policies, of and from any and all claims, causes of action, liabilities, obligations, demands, suits, objections, counterclaims, defenses, debts, damages, sums of money due or owed, expenses, damages, attorneys’ fees, accounts, covenants, contracts, agreements, arrangements, promises, indemnities, warranties, trespasses, torts, injuries or losses, of whatever kind or character, whether known or unknown, anticipated or unanticipated, foreseen or unforeseen, suspected or unsuspected, absolute, fixed, conditional or contingent, matured or unmatured, liquidated or unliquidated, disputed or undisputed, assertable directly or derivatively, due or to become due, whether arising from contract, equity, tort or otherwise, and whether arising out of common law or pursuant to statute (“Claims”), that the Sears Parties and the Estates have, ever had or may have, based on, relating to, in connection with, or in any manner arising out of any act or omission through and including the Execution Date, against the Defendant Parties and their Related Parties, and such Insured Persons, based on, relating to, in connection with, or in any manner arising out of the Debtors, the Bankruptcy Cases, the Actions, the Asset Purchase Agreement, or the Sale Transaction, including those Claims that were asserted, or could have been asserted, at any time in the Actions (including in the Original Complaint and the First Amended Complaint, as well as the complaint in the Public Shareholder Action), or that are based on, relate to, are in connection with, or in any manner arise out of any act undertaken or omission by any Defendant Party or Related Party thereto or any transaction engaged in by or on behalf of any of the Debtors whether or not at issue at any time in the Actions.

b. The Defendant Parties forever release, acquit and discharge the Sears Parties and their Related Parties of and from all Claims that the Defendant Parties have, ever had, or may have, based on, relating to, in connection with, or in any manner arising out of any act or omission through and including the Execution Date, against the Sears Parties and their Related Parties based on, relating to, in connection with, or in any manner arising out of the Debtors, the Bankruptcy Cases, the Actions, the Asset Purchase Agreement, or the Sale Transaction, including those Claims that were asserted, or could have been asserted, at any time in the Actions, or that are based on, relate to, are in connection with, or in any manner arise out of any act undertaken or omission by any Sears Party or Related Party thereto or any transaction engaged in by or on behalf the Debtors whether or not at issue at any time in the Actions.

c. Each of the Original Action Defendants and each of the Participating Public Shareholder Defendants forever releases, acquits and discharges each of the other Original Action Defendants and the Related Parties of each such other Original Action Defendants, and each of the other Participating Public Shareholder Defendants and the Related Parties of each such other Participating Public Shareholder Defendants, of and from all Claims based on, relating to, in connection with, or in any manner arising out of the Actions, including any Claims for contribution, indemnification or reimbursement with respect to any portion of the Settlement Payment paid by an Original Action Defendant or Participating Public Shareholder Defendant and any defense costs incurred by any such Original Action Defendant or Participating Public Shareholder Defendant in connection with the Actions.

8. Carve-Outs and Reservations of Rights. Notwithstanding anything to the contrary contained in this Agreement, including the Releases, nothing in this Agreement shall release, discharge or otherwise impair or affect the Parties’ (or their Related Parties’) claims, rights and defenses based on, relating to, in connection with, or otherwise arising in any manner out of the following matters (collectively, the “Carve-Outs”):

a. All rights, claims and defenses of Transform (and its Related Parties), on the one hand, and the Debtors (and their Related Parties), on the other hand, with respect to the matters identified on Exhibit 9; provided, however, if and to the extent such Exhibit provides for any such matters to be settled or otherwise resolved on the terms specified therein, such terms shall control. For the avoidance of doubt, nothing in this Agreement waives or otherwise releases Transforms’ indemnification obligations under section 9.2(e) of the Asset Purchase Agreement for taxes.

b. All rights and claims of Cyrus (as defined in Section 9(b) below) as against the Debtors and the Estates with respect to the pending Section 507(b) Appeal (as defined in Section 9(a) below), all rights and claims of the Debtors and the Estates as against Cyrus with respect to the pending Section 506(c) Appeal (as defined in Section 9(a) below), and all rights and claims that the Debtors and the Estates may have against Cyrus or any Related Party of Cyrus based on, relating to, in connection with or otherwise arising in any manner out of the Bankruptcy Cases other than any claims that were asserted against Cyrus in the Original Action or that otherwise relate to any of the transactions that are or were the subject of the Original Action, as more fully set forth in Section 9 below (any such rights and claims of the Debtors and the Estates, the “Cyrus Carved-Out Claims”).

c. All rights and claims of any Original Action Defendant or Participating Public Shareholder Defendant (or of any Related Party of any Original Action Defendant or any Participating Public Shareholder Defendant) to seek any contribution, indemnification, reimbursement or other funding from any of their respective investors, partners, funds or insurers with respect to any portion of the Settlement Payment to be paid by such Original Action Defendant or Participating Public Shareholder Defendant (or by any Related Party of such Original Action Defendant or Participating Public Shareholder Defendant) or with respect to any defense costs incurred by such Original Action Defendant or Participating Public Shareholder Defendant in connection with the Actions; provided, however, that (i) the Sears Insurers shall be responsible for the D&O Insurer Payment and 75% of any Deficit as provided in this Agreement, and (ii) the Sears Insurers and the Sears D&O Defendants are entering into a separate agreement that will set forth the Sears Insurers’ ongoing responsibilities and obligations under the Sears Policies and that will address specifically the obligations of the Sears Insurers with respect to the payment or reimbursement of outstanding defense costs incurred by the Sears D&O Defendants in connection with the Original Action and provide releases among those Parties on the terms set forth in that separate agreement; provided, further, that no Original Action Defendant (and no Related Party of such an Original Action Defendant) shall seek contribution, indemnification, reimbursement or other funding for any portion of the Settlement Amount to be paid (or for any defense costs incurred) by such Original Action Defendant (or a Related Party) from any Participating Public Shareholder Defendant or from any of its Related Parties to the extent that such Participating Public Shareholder Defendant (or Related Party) received transfers that are the subject of the Actions directly in its own name (rather than as an investor or partner in the Original Action Defendant (or in its Related Party)), and no Participating Public Shareholder Defendant (and no Related Parties of any Participating Public Shareholder Defendant) shall seek contribution, indemnification, reimbursement, or other funding for any portion of the Settlement Amount to be paid (or for any defense costs incurred) by such Participating Public Shareholder Defendant (or a Related Party) from any Original Action Defendant or from any of its Related Parties to the extent that such Original Action Defendant (or Related Party) received transfers that are the subject of the Actions directly in its own name (rather than as an investor or partner in the Participating Public Shareholder Defendant (or in its Related Party)).

d. Any pre-petition claims that any of the Original Action Defendants or Participating Public Shareholder Defendants (or that any Related Party of any Original Action Defendant or of any Participating Public Shareholder Defendant) may have against the Debtors or their Estates in the Bankruptcy Cases and all rights appurtenant thereto, including all rights to share in distributions made to creditors from the Estates in the Bankruptcy Cases; provided, however, in light of and subject to the Releases provided by the Sears Parties as set forth in Section 7 above, and except as provided in Sections 8(b) and 9(b) of this Agreement, the Original Action Defendants and the Participating Public Shareholder Defendants agree that all such claims shall be treated as general unsecured claims (and not as secured or priority claims).

e. All rights and claims of all Parties to enforce this Agreement or for damages for its breach.

9. Section 507(b) Appeal/Section 506(c) Appeal Litigation.

a. ESL Investments, Inc., JPP, LLC, and JPP II, LLC (the “ESL Defendants”), all of which are Original Action Defendants, are appellants in the appeals styled ESL Investments, Inc., et al. v. Sears Holding Corporation, Case Nos. 20-3343(L), 20-3346 (CON), and 20-3349 (CON), that are currently pending in the U.S. Court of Appeals for the Second Circuit (including any proceedings that may ensue if there is a remand or other proceedings relating to the disputes at issue in these appeals, the “Section 507(b) Appeal”). The ESL Defendants shall, as soon as reasonably practicable after the Final Approval Date, either (i) withdraw the claims they have asserted in the Section 507(b) Appeal; or (ii) at the Debtors’ election (subject to the consent of the Committee) assign any right to recovery on their disputed super-priority administrative expense claims that are the subject of the

507(b) Appeal to the Estates (which assignment shall be subject to all defenses, limitations and similar such rights as may exist with respect to such claims as and when held by the ESL Defendants); provided, however, that if the Debtors, with the Committee’s consent, elect option (ii), then the assignment documentation shall be reasonably acceptable to the ESL Defendants, the Debtors shall cover the reasonable legal expenses of the preparation of such documentation, and the Debtors and not the ESL Defendants shall substitute themselves for the ESL Defendants in any further legal proceedings relating to the Section 507(b) Appeal and shall be responsible for all legal or other expenses that may need to be incurred in connection therewith; and provided, further, that the Debtors shall, as soon as reasonably practicable after the Final Approval Date, withdraw their claims as against the ESL Defendants in the related appeal that is currently pending (but stayed) in the U.S. District Court for the Southern District of New York styled In re Sears Holdings Corp., Case Nos. 19 Civ. 8002 (VB) & 19 Civ. 8237 (VB) (the “Section 506(c) Appeal”).

b. Original Action Defendant Cyrus Capital Partners, L.P. (“Cyrus”) does not release its claims at issue in the Section 507(b) Appeal. The Debtors and their Estates shall retain all defenses to the claims asserted in the Section 507(b) Appeal by Cyrus. In addition, the Debtors and their Estates shall retain, and shall not release under this Agreement, their claims in the Section 506(c) Appeal as against Cyrus and all Cyrus Carved-Out Claims.

10. No Admission of Liability. Each Party acknowledges that this Agreement is a compromise of disputed claims and defenses and that the Settlement Payment provided hereunder shall not be construed as an admission with respect to the merits of the claims and defenses by any Party.

11. Acknowledgement of Defendants’ Good Faith. The Debtors acknowledge that, notwithstanding the allegations made in the Actions, (a) all of the Original Action Defendants and the Participating Public Shareholder Defendants, and all of the Related Parties of the Original Action Defendants and the Participating Public Shareholder Defendants, acted in good faith in taking the actions they took (and in refraining from taking the actions they did not take) that are the subject of the Actions, and (b) without limiting the foregoing, the Debtors’ directors and officers (including those named as Original Action Defendants) acted in good faith in what they believed to be the best interests of the Debtors after obtaining and reasonably relying on the advice of legal, financial and other professionals in effectuating and approving, on behalf of the Debtors, the transactions at issue in the Actions. No Party shall publicly claim that it has prevailed or succeeded in the Actions or characterize the terms of this Agreement as such, and no Party shall publicly refer to the amount of the Settlement Payment as evidence of the strength or viability or legitimacy of its claims or defenses; provided, however, that this shall not prevent any Party from referring to the actual terms of this Agreement in response to an inquiry about the Agreement. For the avoidance of doubt, the acknowledgement set forth in the first sentence of this Section 11 is made by the Debtors (and not the Committee or the Litigation Designees); and provided, further, if the Final Approval Date does not occur and the Settlement Amount is not paid, this acknowledgment will be of no force and effect and may not be cited, relied upon, or in any way used in connection with continued litigation of the Actions or otherwise.

12. Claim-Over Protections. As part of the Settlement Approval Order, the Committee, acting through the Litigation Designees and on behalf of the Debtors and their Estates shall seek the entry by the Bankruptcy Court of, and this Agreement is conditioned upon the entry of, a standard and customary order, in form and substance reasonably acceptable to the Parties, and effective as of the Final Approval Date, barring (a) any Public Shareholder Defendants that do not become Participating Public Shareholder Defendants and against whom the Public Shareholder Action is not therefore dismissed and (b) any other person or entity that the Sears Parties (or any Related Parties of any Sears Parties) have sued or may sue, or against whom the Sears Parties (or any Related Parties of any Sears Parties) have asserted or may otherwise assert a claim, and that is not a Party to this Agreement (each person or entity falling within clause (a) or clause (b), a “Non-Settling Party”), from asserting any claim for contribution, reimbursement or indemnification against any of the Original Action Defendants, the Participating Public Shareholder Defendants or any of the foregoing’s Related Parties (collectively, a “Settling Party”) arising out of, based on, in connection with or relating to any of the claims or allegations set forth in the Actions (a “Claim-Over”) and providing for the Sears Parties to reduce any judgment or other recovery they may obtain against any such Non-Settling Party by the amount required under applicable law, calculated by reference to the proportionate share of fault attributable to the Settling Parties, to preclude the Non-Settling Party from asserting a Claim-Over (a “Bar Order”); provided, however, the Bar Order shall not apply to (i) any claim for contribution, reimbursement or indemnification that is based on a contract entered into by a Non-Settling Party with a Settling Party providing for such contribution, reimbursement or indemnification by the Settling Party; (ii) any claim for which a court determines joint liability does not exist as a matter of law, equity or fact as between any Non-Settling Party and any Settling Party; or (iii) any claims for contribution, reimbursement or indemnification asserted with respect to claims or causes of action that are brought by any person or entity other than the Sears Parties or any Related Parties of any Sears Parties. For the avoidance of doubt, this Agreement is not and shall not be deemed or construed to be an admission or evidence that any Original Action Defendants or the Participating Public Shareholder Defendants, or any Related Parties of the foregoing, are joint tortfeasors with any Non-Settling Party or that any Original Action Defendants or Participating Public Shareholder Defendants share any liability with any Non-Settling Party.

13. Additional Seritage Payment. As further consideration for the Releases set forth in Section 7(a) above, and in full satisfaction and settlement of any and all claims or expenses arising from or relating in any way to the Seritage Defendants’ role as landlord to any of the Debtors as tenants, including, but not limited to, (1) any claims by the Debtors relating to lease termination payments, including lease termination payments pursuant to that certain lease termination agreement, dated August 22, 2018, between Seritage SRC Finance LLC, Seritage KMT Finance LLC, and Sears Operations LLC and Kmart Operations LLC, and (2) any pre-petition or post-petition expense reimbursement obligations owed by the Seritage Defendants to the Debtors with respect to any of the properties leased by the Seritage Defendants to the Debtors, the Seritage Defendants will pay the Debtors $500,000 (the “Additional Seritage Payment”). For the avoidance of doubt, the Additional Seritage Payment shall be in addition to the payment of a portion of the Settlement Amount that the Seritage Defendants are making pursuant to Section 3 above and Exhibit 6 hereto, and the Seritage Defendants shall make the Additional Seritage Payment at the same time as they pay their required portion of the Settlement Amount.

14. Representations and Warranties by the Debtors, the Litigation Designees and the Committee. Each of the Sears Parties represents and warrants that (a) it has all corporate or other power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement and to grant the releases and make the commitments specified in this Agreement; (b) all corporate or other actions necessary to authorize it to enter into this Agreement and to carry out the transactions contemplated by it have been taken and that each person executing this Agreement on its behalf has the authority to execute this Agreement on its behalf and to bind it to the terms of this Agreement; (c) the execution and performance of this Agreement does not and shall not conflict with or contravene any agreement, undertaking, commitment, or law or regulation by which it is bound or to which its assets or properties are subject; and (d) before executing this Agreement, (i) it has been fully informed of its terms, contents, conditions, and effects; (ii) it has had a full and complete opportunity to discuss this settlement with its attorney or attorneys; (iii) it is not relying in any respect on any statement or representation made by any other Party; and (iv) no promise or representation of any kind has been made to such Party separate and apart from what is expressly contained in this Agreement.

15. Representations and Warranties by the Original Action Defendants, the Participating Public Shareholder Defendants, and Transform. Each of the Original Action Defendants, Participating Public Shareholder Defendants, and Transform represents and warrants that (a) it has all corporate or other power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement and to grant the releases and make the commitments specified in this Agreement; (b) all corporate or other actions necessary to authorize it to enter into this Agreement and to carry out the transactions contemplated by it have been taken and that each person executing this Agreement on its behalf has the authority to execute this Agreement on its behalf and to bind it to the terms of this Agreement; (c) the execution and performance of this Agreement does not and shall not conflict with or contravene any agreement, undertaking, commitment, or law or regulation by which it is bound or to which its assets or properties are subject; and (d) before executing this Agreement, (i) it has been fully informed of its terms, contents, conditions, and effects; (ii) it has had a full and complete opportunity to discuss this settlement with its attorney or attorneys; (iii) it is not relying in any respect on any statement or representation made by any other Party; and (iv) no promise or representation of any kind has been made to such Party separate and apart from what is expressly contained in this Agreement.

16. Governing Law. Except to the extent the Bankruptcy Code may control, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of laws rules of the State of New York.

17. Forum. Each of the Parties hereto irrevocably consents to the exclusive jurisdiction of the state and federal courts situated in the State of New York to interpret and enforce this Agreement and to resolve any disputes relating to or concerning this Agreement. The Parties further agree to submit any such dispute(s) to the Bankruptcy Court to the extent permitted under law.

18. Entire Agreement; Amendment. This Agreement, including the Exhibits hereto which are an integral part of this Agreement, constitutes the complete understanding between and among the Parties and any prior understandings and agreements with regard to subject matter of this Agreement, written or oral, are superseded in their entirety. This Agreement cannot be altered, amended, or modified in any respect, except by a writing duly executed by all Parties.

19. Waiver. The failure of any of the Parties to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way affect the validity of this Agreement or any part thereof or any right of any person thereafter to enforce each and every provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other breach.

20. Nature of Releases. The Releases in this Agreement include an express, informed, knowing, and voluntary waiver and relinquishment of claims to the fullest extent permitted by law. The Parties acknowledge that they may have sustained damages, losses, costs, or expenses that are presently unknown and unsuspected and that such damages, losses, costs, or expenses as may have been sustained may give rise to additional damages, losses, costs, or expenses in the future. The Parties further acknowledge that they have negotiated this Agreement taking into account presently unasserted, unsuspected, and unknown claims, counterclaims, causes of action, damages, losses, costs, and expenses, and the Parties voluntarily and with full knowledge of its significance, expressly waive and relinquish any and all rights they may have under any state or federal statute, rule, regulation, or common law principle, in law or equity, relating to limitations on general release. Specifically, without suggesting that California law is applicable, each Party expressly waives any rights it may have under California Civil Code Section 1542 (and other similar statutory provisions) which provides that: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party.”

21. Construction of Terms, Headings. When necessary herein, all terms used in the singular shall apply to the plural, and vice versa, and all terms used in the masculine shall apply to the neuter and feminine genders, and vice versa. Unless the context of this Agreement clearly requires otherwise: (a) “or” has the inclusive meaning frequently identified with the phrase “and/ or”; (b) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation”; and (c) references to “hereunder,” “herein,” “or “hereof” relate to this Agreement as a whole. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

22. Calculation of Days. In computing any period of time specified by the terms of this Agreement, the term “days” (unless specified otherwise) shall be deemed to refer to calendar days. If the last day of any period described in this Agreement is a Saturday, Sunday, or legal holiday, the period is extended to include the next day that is not a Saturday, Sunday, or legal holiday.

23. Costs and Fees. Each Party shall bear its own attorneys’ fees and costs relating to the negotiation and execution of this Agreement (but subject to the rights of the Sears D&O Defendants to obtain payment or reimbursement of their fees and costs from the Sears Insurers under the Sears Policies and subject to Section 8(c) above); provided, however, that nothing herein shall preclude any Estate professional, including any counsel or other professional for the Debtors, the Committee, or the Restructuring Subcommittee, or the Administrative Expense Claims

Representative or any of his professionals, from being paid or reimbursed for its fees and costs from the Debtors and the Estates pursuant to order of the Bankruptcy Court or, in the case of the Administrative Expense Claims Representative and his professionals, pursuant to ECF No. 7454. If any Party(ies) reasonably determines to file a motion or to commence an action to enforce the terms of this Agreement, however, the prevailing Party(ies) shall be entitled to seek an award, in addition to any other claims or damages, of its (their) reasonable costs and expenses including reasonable attorneys’ fees, incurred in connection with such enforcement motion or action.

24. Waiver of Jury Trial. The Parties hereby waive any right to trial by jury in any action at law or in equity or in any other proceeding seeking to enforce or interpret the terms of this Agreement.

25. Joint Preparation. The Parties jointly prepared this Agreement. Any rule of law or any other statute or legal decision or common law principle that would require interpretation of any term or alleged ambiguity in this Agreement against the person or entity who drafted this Agreement is of no application and hereby is expressly waived and disclaimed and may not be utilized or relied upon by any of the Parties.

26. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors, endorsees, transferees, heirs, beneficiaries, and assigns.

27. Severability. If any provision of this Agreement is or may be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nonetheless survive and continue in full force and effect without being impaired or invalidated in any way.

28. Counterparts. It is understood and agreed that this Agreement may be executed in identical counterparts and may be transmitted by email or facsimile, each of which shall be deemed an original for all purposes. The Parties agree that electronic signatures shall have the same force and effect as original signatures.

29. Notices. Any notices or communications relating to this Agreement shall be in writing and sent by electronic mail or overnight mail to the Parties through their counsel, as listed below. Any Executing Party may change its address for notices and communications by supplying all Executing Parties with new contact information:

a.	Litigation Designees and the Committee

Ira S. Dizengoff (idizengoff@akingump.com)

David M. Zensky (dzensky@akingump.com)

Sara L. Brauner (sbrauner@akingump.com)

Dean Chapman (dchapman@akingump.com)

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

b. Debtors

Ray C. Schrock, P.C. (Ray.Schrock@Weil.com)

Garrett A. Fail (Garrett.Fail@Weil.com)

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

c. The Restructuring Subcommittee

Paul M. Basta (pbasta@paulweiss.com)

Kelley A. Cornish (kcornish@paulweiss.com)

Robert A. Britton (rbritton@paulweiss.com)

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

d. Original Action Defendants

Philip D. Anker (Philip.Anker@wilmerhale.com)

Noah Levine (Noah.Levine@wilmerhale.com)

Ryanne Perio (Ryanne.Perio@wilmerhale.com

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007

Counsel for Edward Scott Lampert, ESL Institutional Partners L.P., ESL

Investments, Inc., ESL Investors, L.L.C., ESL Partners L.P., JPP II LLC,

and JPP LLC

Robert A. Sacks (sacksr@sullcrom.com)

Brian D. Glueckstein (gluecksteinb@sullcrom.com)

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Counsel for Steven Mnuchin

Sidney P. Levinson (slevinson@debevoise.com)

Erica S. Weisgerber (eweisgerber@debevoise.com)

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Counsel for Cascade Investment, L.L.C.

Brad Scheler (Brad.eric.scheler@friedfrank.com)

Scott Luftglass (Scott.luftglass@friedfrank.com)

Michael Keats (Michael.keats@friedfrank.com)

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Counsel for Seritage GS Holding LLC, Seritage Growth Properties,

Seritage Growth Properties, L.P., Seritage KMT Finance LLC, Seritage

KMT Mezzanine Finance LLC, Seritage MS Holdings LLC, Seritage SPS

Holdings LLC, Seritage SRC Finance LLC, and Seritage SRC Mezzanine

Finance LLC.

Evan R. Chesler (echesler@cravath.com)

J. Wesley Earnhardt (wearnhardt@cravath.com)

825 Eighth Avenue

New York, NY 10019

(212) 474-1000

Counsel for Ann Reese, Paul DePodesta, and

William Kunkler

Gregory P. Joseph (gjoseph@jhany.com)

Rachel M. Cherington (rcherington@jhany.com)

Courtney A. Solomon (csolomon@jhany.com)

Joseph Hage Aaronson LLC

485 Lexington Avenue, 30th Floor

New York, NY 10017

(212) 407-1210

Counsel for Cesar L. Alvarez

Andrew J. Frackman (afrackman@omm.com)

Daniel S. Shamah (dshamah@omm.com)

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

(212) 326-2000

Counsel for Thomas Tisch and Benefit Street

2018, LLC

Mark J. Hyland (hyland@sewkis.com)

Paul M. Miller (millerp@sewkis.com)

Robert J. Gayda (gayda@sewkis.com)

Thomas Ross Hooper (hooper@sewkis.com)

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

(212) 574-1200

Counsel for Bruce Berkowitz, Fairholme Capital Management, L.L.C.,

and Fairholme Funds, Inc.

Michael S. Shuster (mshuster@hsgllp.com)

Vincent Levy (vlevy@hgsllp.com)

Matthew Gurgel (mgurgel@hsgllp.com)

Holwell Shuster & Goldberg LLP

425 Lexington Avenue

New York, New York 10017

(646) 837-5151

Counsel for Kunal S. Kamlani

Chris Gair (cgair@gairlawgroup.com)

Jeffrey S. Eberhard (jeberhard@gairlawgroup.com)

Gair Eberhard Nelson Dedinas Ltd.

1 E. Wacker Drive, Suite 2600

Chicago, IL 60601

(312) 600-4900

Counsel for Robert Riecker, Robert Schriesheim,

and Scott Huckins

Sawnie McEntire (smcentire@pmmlaw.com)

Robert Rosen (rrosen@pmmlaw.com)

Parsons McEntire McCleary

1700 Pacific Ave., Ste. 4400

Dallas, TX 75201

(214) 237-4303

Counsel for Cushman & Wakefield

Elliot Moskowitz (elliot.moskowitz@davispolk.com)

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Counsel for Cushman & Wakefield

Andrew Devore (andrew.devore@ropesgray.com)

Timothy Farrell (timothy.farrell@ropesgray.com)

Ropes & Gray

800 Boylston Street

Boston, MA 02199

Counsel for Duff & Phelps, LLC

Eric R. Reimer (ereimer@milbank.com)

Tom Kreller (tkreller@milbank.com)

Andrew Leblanc (aleblanc@milbank.com)

Milbank LLP

55 Hudson Yards

New York, NY 10001

Counsel for Cyrus 1740 Master Fund, LP, Cyrus Special Strategies Master

Fund, LP, Cyrus Select Opportunities Master Fund, Ltd., Canary SC

Master Fund, LP, CRS Master Fund, LP, Cyrus Opportunities Master

Fund II, Ltd., CMH VI, LP, CYR Fund, LP, Canary SC Fund, LP,

Crescent 1, LP, and Cyrus Capital Partners, LP

Howard J. Kaplan (hkaplan@kaplanrice.com)

Michelle Rice (mrice@kaplanrice.com)

Kaplan Rice LLP

142 W 57th St,

New York, NY 10019

Counsel for Leena Munjal, Lawrence Meerschaert, and Joseph Jordan

e. Participating Public Shareholder Defendants

Julia Frost-Davies (Julia.Frost-Davies@morganlewis.com)

John C. Goodchild, III (john.goodchild@morganlewis.com)

Morgan, Lewis & Bockius LLP

One Federal St.

Boston, MA 02110

Counsel for certain Participating Public Shareholder Defendants indicated

on Exhibit 1

William H. Gussman, Jr. (bill.gussman@srz.com)

Randall T. Adams (randall.adams@srz.com)

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Counsel for Lockheed Martin Corporation Master Retirement, Mason

Capital Management LLC, and S.A.C. Capital Associates, LLC (n/k/a

Point72 Associates, LLC)

C. Lee Wilson (clwilson@jonesday.com)

Jones Day

250 Vesey Street

New York, New York 10281

Counsel for QIC Limited as Trustee for the Queensland Investment Trust

No. 2 (incorrectly named in the public shareholder action as “QIT2 IE

DFA CORE MANDATE”)

John B. Orenstein (JOrenstein@greeneespel.com)

Holley C.M. Horrell (hhorrell@greeneespel.com)

Greene Espel PLLP

222 South Ninth Street

Suite 2200

Minneapolis, MN 55402

Counsel for AQR Delta Fund, LP, AQR Delta Master Account, L.P., AQR

Delta Sapphire Fund, LP, and AQR Delta XN Fund, LP

Daniel Guyder (Daniel.Guyder@AllenOvery.com)

Justin Ormand (Justin.Ormand@AllenOvery.com)

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

Counsel for certain Participating Public Shareholder Defendants, as indicated on Exhibit 1

Jack Yoskowitz (yoskowitz@sewkis.com)

Paul Koepp (koepp@sewkis.com)

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Counsel for certain Participating Public Shareholder Defendants, as indicated on Exhibit 1

Honeywell, Robert T. (Robert.Honeywell@klgates.com)

K&L Gates LLP

599 Lexington Avenue

New York, New York 10022

Counsel for certain Participating Public Shareholder Defendants, as indicated on Exhibit 1

Joseph T. Kelleher (JKelleher@stradley.com)

Keith R. Dutill (kdutill@stradley.com)

Stradley Ronon Stevens & Young, LLP

2005 Market Street, Suite 2600

Philadelphia, PA 19103

Counsel for certain Participating Public Shareholder Defendants, as indicated on Exhibit 1

James Miller (JDMiller@cahill.com)

Joel H. Levitin (JLevitin@cahill.com)

Michael J. Birnkrant (MBirnkrant@cahill.com)

Cahill Gordon & Reindel LLP

32 Old Slip

New York, NY 10005

Counsel for certain Participating Public Shareholder Defendants, as indicated on Exhibit 1

f. Administrative Expense Claims Representative

Erika L. Morabito (erikamorabito@quinnemanuel.com)

Brittany J. Nelson (brittanynelson@quinnemanuel.com)

Quinn Emanuel

1300 I Street

Suite 900

Washington, D.C. 20005

g. Transform

Sean A. O’Neal (soneal@cgsh.com)

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Such notices shall be deemed to have been served when received by the addressee. Any Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall then be given to such Party as above provided at such changed address.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

For Litigation Designees & Committee:

AKIN GUMP STRAUSS HAUER & FELD LLP

By:
Ira S. Dizengoff

Counsel for Litigation Designees & Committee

For Debtors:

WEIL, GOTSHAL & MANGES LLP

By:
Ray C. Schrock, P.C.
Garrett A. Fail

Counsel for Sears Holdings Corporation, et al., Debtors and Debtors in Possession

For Restructuring Subcommittee:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

By:
Robert A. Britton

Counsel for the Restructuring Subcommittee

For Edward Scott Lampert, ESL Institutional Partners L.P., ESL Investments, Inc., ESL Investors, L.L.C., ESL Partners L.P., JPP II LLC, and JPP LLC:

WILMER CUTLER PICKERING HALE AND DORR LLP

By:
Philip D. Anker

Counsel for Edward Scott Lampert, ESL Institutional Partners L.P., ESL Investments, Inc., ESL Investors, L.L.C., ESL Partners L.P., JPP II LLC, and JPP LLC

For Steve Mnuchin:

SULLIVAN AND CROMWELL LLP

By:
Robert A. Sacks

Counsel for Steve Mnuchin

For Cascade Investment, L.L.C.:

DEBEVOISE & PLIMPTON LLP

By:
Sidney P. Levinson

Counsel for Cascade Investment, L.L.C.

For Seritage GS Holding LLC, Seritage Growth Properties, Seritage Growth Properties, L.P., Seritage KMT Finance LLC, Seritage KMT Mezzanine Finance LLC, Seritage MS Holdings LLC, Seritage SPS Holdings LLC, Seritage SRC Finance LLC, and Seritage SRC Mezzanine Finance LLC:

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

By:
Michael C. Keats

Counsel for Seritage GS Holding LLC, Seritage Growth Properties, Seritage Growth Properties, L.P., Seritage KMT Finance LLC, Seritage KMT Mezzanine Finance LLC, Seritage MS Holdings LLC, Seritage SPS Holdings LLC, Seritage SRC Finance LLC, and Seritage SRC Mezzanine Finance LLC

For Ann Reese, Paul DePodesta, and William Kunkler:

CRAVATH, SWAINE & MOORE LLP

By:
J. Wesley Earnhardt
Counsel for Ann Reese, Paul DePodesta, and William Kunkler

For Cesar L. Alvarez:

JOSEPH HAGE AARONSON LLC

By:
Gregory P. Joseph

Counsel for Cesar L. Alvarez

For Thomas Tisch and Benefit Street 2018, LLC:

O’MELVENY & MYERS LLP

By:
Andrew J. Frackman

Counsel for Thomas Tisch and Benefit Street 2018, LLC

For Bruce Berkowitz, Fairholme Capital Management, L.L.C., and Fairholme Funds, Inc.:

SEWARD & KISSEL LLP

By:
Mark J. Hyland

Counsel for Bruce Berkowitz, Fairholme Capital Management, L.L.C., and Fairholme Funds, Inc.

For Kunal S. Kamlani:

HOLWELL SHUSTER & GOLDBERG LLP

By:
Matthew Gurgel

Counsel for Kunal S. Kamlani

For Robert Riecker, Robert Schriesheim, and Scott Huckins:

GAIR EBERHARD NELSON DEDINAS LTD

By:
Chris Gair

Counsel for Robert Riecker, Robert Schriesheim, and Scott Huckins

For Cushman & Wakefield:

DAVIS POLK & WARDWELL LLP

By:
Elliot Moskowitz

Counsel for Cushman & Wakefield

For Duff & Phelps, LLC:

ROPES & GRAY LLP

By:
Timothy Farrell

Counsel for Duff & Phelps, LLC

For Cyrus 1740 Master Fund, LP, Cyrus Special Strategies Master Fund, LP, Cyrus Select Opportunities Master Fund, Ltd., Canary SC Master Fund, LP, CRS Master Fund, LP, Cyrus Opportunities Master Fund II, Ltd., CMH VI, LP, CYR Fund, LP, Canary SC Fund, LP, Crescent 1, LP, and Cyrus Capital Partners, LP:

MILBANK LLP

By:
Eric R. Reimer

Counsel for Cyrus 1740 Master Fund, LP, Cyrus Special Strategies Master Fund, LP, Cyrus Select Opportunities Master Fund, Ltd., Canary SC Master Fund, LP, CRS Master Fund, LP, Cyrus Opportunities Master Fund II, Ltd., CMH VI, LP, CYR Fund, LP, Canary SC Fund, LP, Crescent 1, LP, and Cyrus Capital Partners, LP

For Leena Munjal, Lawrence Meerschaert, and Joseph Jordan:

KAPLAN RICE LLP

By:
Howard J. Kaplan
Michelle Rice

Counsel for Leena Munjal, Lawrence Meerschaert, and Joseph Jordan

For Administrative Expense Claims Representative:

QUINN EMANUEL URQUHART & SULLIVAN, LLP

By:
Erika L. Morabito

Counsel for the Administrative Claims Representative

For Transform:

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Sean A. O’Neal

Counsel for Transform

For certain Participating Public Shareholder Defendants (as indicated on Exhibit 1 to this Agreement):

MORGAN, LEWIS & BOCKIUS LLP

By:
John C. Goodchild

Counsel for certain Participating Public Shareholder Defendants, as indicated on Exhibit 1

For certain Participating Public Shareholder Defendants (as indicated on Exhibit 1 to this Agreement):

SCHULTE ROTH & ZABEL LLP

By:
Randall T. Adams

Counsel for Lockheed Martin Corporation Master Retirement, Mason Capital Management LLC, and S.A.C. Capital Associates, LLC (n/k/a Point72 Associates, LLC)

For certain Participating Public Shareholder Defendants (as indicated on Exhibit 1 to this Agreement):

JONES DAY

By:
C. Lee Wilson

Counsel for QIC Limited as Trustee for the Queensland Investment Trust No. 2 (incorrectly named in the public shareholder action as “QIT2 IE DFA CORE MANDATE”)

For certain Participating Public Shareholder Defendants (as indicated on Exhibit 1 to this Agreement):

GREENE ESPEL PLLP

By:
John B. Orenstein

Counsel for AQR Delta Fund, LP, AQR Delta Master Account, L.P., AQR Delta Sapphire Fund, LP, and AQR Delta XN Fund, LP

For certain Participating Public Shareholder Defendants (as indicated on Exhibit 1 to this Agreement):

ALLEN & OVERY LLP

By:
Daniel Guyder

Counsel for certain Participating Public Shareholder Defendants, as indicated on Exhibit 1

For certain Participating Public Shareholder Defendants (as indicated on Exhibit 1 to this Agreement):

SEWARD & KISSEL LLP

By:
Jack Yoskowitz

Counsel for certain Participating Public Shareholder Defendants, as indicated on Exhibit 1

For certain Participating Public Shareholder Defendants (as indicated on Exhibit 1 to this Agreement):

K&L GATES LLP

By:
Robert T. Honeywell

Counsel for certain Participating Public Shareholder Defendants, as indicated on Exhibit 1

For certain Participating Public Shareholder Defendants (as indicated on Exhibit 1 to this Agreement):

STRADLEY RONON STEVENS & YOUNG, LLP

By:
Joseph T. Kelleher

Counsel for certain Participating Public Shareholder Defendants, as indicated on Exhibit 1

For certain Participating Public Shareholder Defendants (as indicated on Exhibit 1 to this Agreement):

CAHILL GORDON & REINDEL LLP

By:
James Miller

Counsel for certain Participating Public Shareholder Defendants, as indicated on Exhibit 1

EXHIBIT 1

List of Participating Public Shareholder Defendants

Participating Public Shareholder Defendant	Settlement Payment Amount	Law Firm / Counsel
T. Rowe Price Associates, Inc. (on behalf of T. Rowe Price High Yield Fund, T. Rowe Price Institutional High Yield Fund; T. Rowe Price Funds SICAV - Global High Yield Bond Fund; T. Rowe Price U.S. Equities Trust; T. Rowe Price Total Equity Market Index Fund; and T. Rowe Price Extended Equity Market Index Fund)	$63,160.00	Morgan, Lewis & Bockius LLP
Ori Uziel	$61,759.00	Morgan, Lewis & Bockius LLP
Blackrock Asset Management Ireland Limited BlackRock Inc. The Bank of New York Mellon (International) Limited, as Trustee of the Blackrock iShares UK Equity Index Fund (UK)	$488,325.00	Morgan, Lewis & Bockius LLP
D. E. Shaw All Country Global Alpha Extension Portfolios, L.L.C.	$809.00	Morgan, Lewis & Bockius LLP
D. E. Shaw All Country Global Alpha Plus Special Fund, L.P.	$2,371.00	Morgan, Lewis & Bockius LLP
D. E. Shaw Kalon Portfolios, L.L.C.	$20,104.00	Morgan, Lewis & Bockius LLP
D. E. Shaw Oculus Portfolios, L.L.C.	$46,928.00	Morgan, Lewis & Bockius LLP
D. E. Shaw U.S. Broad Market Core Alpha Extension Portfolios, L.L.C.	$8,538.00	Morgan, Lewis & Bockius LLP
D. E. Shaw U.S. Broad Market Core Alpha Extension Special Portfolios II (MA), L.L.C.	$2,374.00	Morgan, Lewis & Bockius LLP
D. E. Shaw U.S. Broad Market Core Alpha Plus Special Fund, L.P.	$10,671.00	Morgan, Lewis & Bockius LLP
D. E. Shaw U.S. Large Cap Core Alpha Extension Portfolios, L.L.C.	$1,187.00	Morgan, Lewis & Bockius LLP
D. E. Shaw Valence Portfolios, L.L.C.	$129,943.00	Morgan, Lewis & Bockius LLP
D. E. Shaw World Alpha Extension Portfolios, L.L.C.	$3,436.00	Morgan, Lewis & Bockius LLP
Dekel Partners, L.P. Fine Offshore Partners, L.P. Fine Partners I, L.P. Noga Partners, L.P. Tapuz Partners, L.P.	$469,061.00	Morgan, Lewis & Bockius LLP
Sculptor Domestic Partners II LP Sculptor Domestic Partners, LP Sculptor Capital Investments, LLC (aka Sculptor Group fdba Och-Ziff Capital Management Group, LLC) Sculptor Capital Management, Inc. (fdba Och-Ziff Capital Management Group Inc., aka Oz Group)	$64,089.00	Morgan, Lewis & Bockius LLP
Force Capital II LLC Force Capital II Ltd Force Capital Ltd Force Select Ltd	$177,582.00	Morgan, Lewis & Bockius LLP

The Vanguard Group, Inc., as Agent Vanguard Balanced Index Fund Vanguard Consumer Discretionary Index Fund Vanguard Extended Market Index Fund Vanguard Growth and Income Fund Vanguard Institutional Total Stock Market Index Fund Vanguard Large-Cap Index Fund Vanguard Mid-Cap Index Fund Vanguard Mid-Cap Index Portfolio Vanguard Mid-Cap Value Index Fund Vanguard Small-Cap Index Fund Vanguard Small-Cap Value Index Fund Vanguard Tax-Managed Capital Appreciation Fund Vanguard Total Stock Market Index Fund Vanguard Total Stock Market Index Trust Vanguard Value Index Fund	$477,619.00	Morgan, Lewis & Bockius LLP
MOST DIVERSIFIED PORTFOLIO SICAV - TOBAM ANTIBENCHMARK GLOBAL EQUITY FUND	$1,664.00	Morgan, Lewis & Bockius LLP
MOST DIVERSIFIED PORTFOLIO SICAV - TOBAM ANTI-BENCHMARK US EQUITY FUND	$55,359.00	Morgan, Lewis & Bockius LLP
MOST DIVERSIFIED PORTFOLIO SICAV - TOBAM ANTI-BENCHMARK WORLD EQUITY FUND	$24,441.00	Morgan, Lewis & Bockius LLP
Omega Advisors Inc. Omega Capital Investors, L.P. Omega Capital Partners, L.P. Omega Charitable Partnership, L.P. Omega Equity Investors, L.P. Omega Overseas Partners, Ltd	$107,288.00	Morgan, Lewis & Bockius LLP
Karlin Holdings Limited Partnership	$154,829.00	Morgan, Lewis & Bockius LLP
GSO Aiguille Des Grands Montets Fund I LP GSO Aiguille Des Grands Montets Fund II LP GSO Aiguille Des Grands Montets Fund III LP GSO Cactus Credit Opportunities Fund LP GSO Coastline Credit Partners LP GSO Credit Alpha Trading (Cayman) LP GSO Credit-A Partners LP GSO Palmetto Opportunistic Investment Partners LP GSO Special Situations Fund LP GSO Special Situations Master Fund LP GSO Special Situations Overseas Fund Ltd Steamboat Credit Opportunities Master Fund LP	$419,624.00	Morgan, Lewis & Bockius LLP
Barclays Capital Inc. Barclays Capital Securities Limited Barclays Capital Derivative Funding	$154,841.00	Morgan, Lewis & Bockius LLP
Fiam LLC Jonathan Chiel, as Trustee of the Fidelity Concord Street Trust	$72,403.00	Morgan, Lewis & Bockius LLP
Gothic HSP Corporation	$57,588.00	Morgan, Lewis & Bockius LLP
First Trust Consumer Discretionary Alphadex® Fund	$40,661.00	Morgan, Lewis & Bockius LLP
HBOS Final Salary Pension Scheme	$62,603.74	Allen & Overy LLP
SAC Capital Associates, LLC (n/k/a Point72 Associates, LLC)	$259,842.75	Schulte Roth & Zabel LLP

Lockheed Martin Corporation Master Retirement Trust	$7,895.37	Schulte Roth & Zabel LLP
MASON CAPITAL MGMT LLC	$82,899.15	Schulte Roth & Zabel LLP
Kenden Alfond	$1,901.33	Seward & Kissel LLP
AQR DELTA Fund, LP AQR DELTA Master Account, L.P. AQR DELTA Sapphire Fund, LP AQR DELTA XN Fund, LP	$55,968.97	Greene Espel PLLP
Credit Suisse First Boston	$1,893.57	Cahill Gordon & Reindel LLP
Credit Suisse Funds AG	$531.71	Cahill Gordon & Reindel LLP
Horizon Spin-off and Corporate Restructuring Fund	$11,160.70	K&L Gates LLP
Kinetics Portfolio Trust	$142,275.67	K&L Gates LLP
Luma Capital S.A.—SPF	$121,272.57	K&L Gates LLP
Prescott Associates L.P. Prescott General Partners LLC Prescott International Partners L.P. Prescott Investors, Inc.	$82,412.25	K&L Gates LLP
Global Targeted Value Fund, a subfund of Dimensional Funds plc	$4,168.67	Stradley Ronon Stevens & Young, LLP
U.S. Targeted Value Portfolio, a series of DFA Investment Dimensions Group Inc.	$1,325.78	Stradley Ronon Stevens & Young, LLP
U.S. Core Equity 1 Portfolio, a series of DFA Investment Dimensions Group Inc.	$22,730.91	Stradley Ronon Stevens & Young, LLP
U.S. Core Equity 2 Portfolio, a series of DFA Investment Dimensions Group Inc.	$33,445.69	Stradley Ronon Stevens & Young, LLP
U.S. Sustainability Core 1 Portfolio, a series of DFA Investment Dimensions Group Inc.	$1,025.09	Stradley Ronon Stevens & Young, LLP
U.S. Social Core Equity 2 Portfolio, a series of DFA Investment Dimensions Group Inc.	$906.10	Stradley Ronon Stevens & Young, LLP
U.S. Large Cap Equity Portfolio, a series of DFA Investment Dimensions Group Inc.	$555.25	Stradley Ronon Stevens & Young, LLP
VA U.S. Large Value Portfolio, a series of DFA Investment Dimensions Group Inc.	$1,169.35	Stradley Ronon Stevens & Young, LLP
U.S. Vector Equity Portfolio, a series of DFA Investment Dimensions Group Inc.	$10,580.74	Stradley Ronon Stevens & Young, LLP
Dimensional U.S. Core Equity 2 ETF, a series of Dimensional ETF Trust (into which T.A. U.S. Core Equity 2 Portfolio, a series of DFA Investment Dimensions Group Inc., was converted)	$9,032.20	Stradley Ronon Stevens & Young, LLP
Dimensional U.S. Targeted Value ETF, a series of Dimensional ETF Trust (into which Tax-Managed U.S. Targeted Value Portfolio, a series of DFA Investment Dimensions Group Inc., was converted)	$239.87	Stradley Ronon Stevens & Young, LLP
Dimensional U.S. Equity ETF, a series of Dimensional ETF Trust (into which Tax-Managed U.S. Equity Series, a series of DFA Investment Dimensions Group Inc., was converted)	$1,213.08	Stradley Ronon Stevens & Young, LLP
QIC Limited as Trustee for the Queensland Investment Trust No. 2 (incorrectly named in the public shareholder action as QIT2 IE DFA CORE MANDATE)	$2,008.00	Jones Day
Total Settlement Payment from Participating Public Shareholder Defendants	$4,035,712.51

EXHIBIT 2

Sears Insurers

•	XL Specialty Insurance Company

•	QBE Insurance Corporation

•	Lloyd’s of London

•	Beazley Group

•	AXIS Insurance Company

•	Illinois National Insurance Company

•	American International Group UK Limited

•	Berkshire Hathaway Specialty Insurance

•	Hiscox Insurance Company, Inc.

•	Allied World Assurance Company

•	The Hartford, Navigators Insurance Company

•	Westchester Fire Insurance Company

•	Enstar (US) Inc. as claims administrator for Aspen American Insurance Company

•	Allianz Global Risks US Insurance Company

•	Swiss Re Corporate Insurance Solutions America Insurance Corporation f/k/a North American Specialty Insurance Company

•	Enstar (UK) Inc. as claims administrator for Aspen Insurance UK Ltd.

•	ACT

•	Continental Casualty Company

•	StartPoint,

•	Argo Re Limited

•	Validus Specialty (RT)

•	Old Republic Insurance Company

EXHIBIT 3

Sears Policies

1.	XL Policy No. ELU139030-15

2.	QBE Policy No. QPL0045025

3.	Lloyd’s (Beazley) Policy No. FD1581481

4.	AXIS Policy No. MCN738227/01/2015

5.	Illinois National (AIG) Policy No. 01-309-63-06

6.	Berkshire Hathaway Policy No. 47-XDA-301368-01

7.	Lloyd’s (Hiscox) Policy No. FD1581601

8.	Allied World Policy No. 0308-3251

9.	Illinois National (AIG) Policy No. 01-310-13-60

10.	The Hartford (Navigators) Policy No. CH15DOL586634IV

11.	Westchester Policy No. G2759699A 001

12.	Aspen American Insurance Company Policy No. MCAA1K415

13.	XL Policy No. ELU149912-17

14.	Lloyd’s (Beazley) Policy No. FSUSC1800413

15.	Allianz Policy No. DOD2009095

16.	NAS (Swiss Re) Policy No. DAX 2000102 00

17.	Illinois National (AIG) Policy No. 01-423-10-78

18.	Lloyd’s (Hiscox and ACT) Policy No. FSUSC1802479

19.	CNA Policy No. 596686796

20.	Certain Underwriters of Lloyds, London, Aspen Insurance UK Ltd., and ACT Policy

No.	FSUSC1800410

21.	Lloyd’s (Hiscox and ACT) and AIG UK Policy No. FSUSC1800971

22.	AXIS Policy No. MCN738227/01/2017

23.	Argo Policy No. ARGO-ASIDE-17-001041.1

24.	Lloyd’s (Beazley), Aspen Insurance UK Ltd., ACT, Certain Underwriters of Lloyds,

London, and AIG UK Policy No. FSUSC1801088

25.	AIG UK and ACT Policy No. FSUSC1801090

26.	Validus Policy No. PDX0000018

27.	Old Republic Policy No. ORPRO 39488

28.	Illinois National (AIG) Policy No. 01-423-04-29

EXHIBIT 4

Related Party	Original Action Defendant

Andrew H. Tisch	Thomas J. Tisch

Daniel R. Tisch	Thomas J. Tisch

Trustee of the Andrew H. Tisch 10/10/2014 Annuity Trust	Thomas J. Tisch

Trustee of the DRT 12/5/13 Annuity Trust	Thomas J. Tisch

Trustee of the DRT 1/14/14 Annuity Trust	Thomas J. Tisch

JHT 12/5/13 Annuity Trust	Thomas J. Tisch

Trustee of the Thomas J. Tisch 1994 Issue Trust	Thomas J. Tisch

Kenden Alfond*	Fairholme Capital Management

Luma Capital S.A.-SPF*	Fairholme Capital Management

Perceval Investment Partners, L.P.	Fairholme Capital Management

SFM Capital Markets, L.P.	Fairholme Capital Management

Timothy F. Palmer	Fairholme Capital Management

*	Related Party is contributing to Public Shareholder Payment per Exhibit 1

EXHIBIT 5

Payment by wire:

Payee on the wire instructions: Sears Holdings Corporation

Account Title: Sears Holdings Corporation

Wind-Down Account

Address: 1700 Broadway, 19th Floor

New York, New York 10019

Account Number: 4686303281

Wire Domestic/Intl Routing: 041000124

SWIFT Code: PNCCUS33 (International Wires)

Bank Address: PNC Bank

500 First Avenue

Pittsburgh, PA 15219

Memo of the payment: Global Settlement and [name of payor in Settlement Agreement]

In advance of making the wire payment, please call Antonio Concolino (212) 2022267 to verbally confirm the wire instructions.

Payment by check:

Make the check payable to: Sears Holdings Corporation

Memo of the check: Global Settlement and [name of payor in Settlement Agreement]

Mailing Address1:    M3 Advisory Partners, LP

            c/o Mary Korycki

            1700 Broadway, 19th Floor

            New York, NY 10019

1	M3 Advisory Partners, LP was formerly known as and retained in the case as M-III Advisory Partners, LP [ECF 814].

EXHIBIT 6

PARTY[1]	DOLLAR AMOUNT OF SETTLEMENT PAYMENT (EXCLUDING ANY PAYMENT OF DEFICIT) TO BE PAID	PERCENTAGE OF ANY DEFICIT TO BE PAID
Sears Insurers	125,625,000	75.00
Cushman & Wakefield, Inc.	1,000,000	0.60
ESL Institutional Partners L.P., ESL Investments, Inc., ESL Investors, L.L.C., ESL Partners L.P., JPP LLC, and/ or JPP II, LLC	3,000,000	1.80
Fairholme Capital Management, LLC	1,750,000	1.04
Seritage Defendants	34,375,000	20.52
Thomas J. Tisch	1,750,000	1.04

1

Other than the portion of the Settlement Payment to be paid by the Sears Insurers on behalf of all the Original Action Defendants that were directors and/or officers of the Debtors, no Original Action Defendants not listed on this Exhibit will be responsible for payment of any portion of the Settlement Payment.

EXHIBIT 7

Formula for calculation of each Participating Public Shareholder Defendant’s Allocable Portion of the Public Shareholder Payment, based on the information provided in each Participating Public Shareholder Defendant’s Certification:

•

For every one (1) share of Lands’ End Inc. received by the applicable Participating Public Shareholder Defendant in connection with the transfers alleged in the Public Shareholder Action, a settlement payment of $0.651810 shall be made.

•

For every one (1) subscription right of Seritage Growth Properties received by the applicable Participating Public Shareholder Defendant in connection with the transfers alleged in the Public Shareholder Action, a settlement payment of $0.083972 shall be made.

EXHIBIT 8

FORM OF JOINDER TO SETTLEMENT AGREEMENT

The undersigned hereby enter(s) into this Joinder to Settlement Agreement (“Joinder”), whereby it/they agree(s) to become a Participating Public Shareholder Defendant party to the Settlement Agreement, dated as of (the “Agreement”), for all purposes thereunder. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. In consideration for the promises and agreements set forth in the Agreement, the undersigned agree(s) as follows:

Payment of Allocable Portion. The undersigned shall pay its/their Allocable Portion of the Public Shareholder Payment, in the amount of AMOUNT ($    ), within five (5) days after the Settlement Approval Date, in accordance with Sections 3(d) of the Agreement.

Certification. For purposes of determining its Allocable Portion (based on the formula set forth in Exhibit 7 to the Agreement), the undersigned certify/certifies that it/they received the following securities in connection with the transfers that are alleged in the Public Shareholder Action to be avoidable:

Lands’ End Shares	Seritage Growth Properties Subscription Rights

Reservation of Rights. For the avoidance of doubt, this Joinder shall not take effect, and the undersigned shall not constitute a Participating Public Shareholder Defendant, until it has paid its Allocable Portion of the Public Shareholder Payment.

Reaffirmation. Except as provided herein, all other terms and provisions of the Agreement remain in full force and effect without modification.

Dated: ____, 2022.

[ENTITY NAME]

By:
Name:
Title:

on behalf of Public Shareholder Defendant(s):

[ENTITY NAME]
[ENTITY NAME]
[ENTITY NAME]

EXHIBIT 9

Notwithstanding anything to the contrary contained in the Agreement, and subject to and conditioned on the occurrence of the Final Approval Date, the following matters at issue between Transform and its Related Parties, on the one hand, and the Debtors and the Estates, on the other hand, shall be settled and resolved on the following terms:

1.

The appeal currently pending in the United States Court of Appeals for the Second Circuit captioned Transform Holdco LLC v. Sears Holding Corporation, Case No. 22-1249, concerning approximately $6.3 million in escrowed funds shall be resolved as follows: Transform shall be entitled to $1.0 million of the funds held by the Debtors in escrow, which shall be turned over to Transform no later than five (5) business days following the Final Approval Date, and the Debtors shall be entitled to the remaining funds in such escrow account. Transform and the Debtors shall take all reasonably necessary actions to effect this division of the funds in escrow, to obtain extensions of any briefing deadlines in the appeal pending the occurrence of the Final Approval Date, and to cause the withdrawal of the appeal as soon as reasonably practicable after the occurrence of the Final Approval Date.

2.

The administrative expense claim asserted by Oracle Corporation (and/or one or more affiliates thereof) (“Oracle”) against Transform and/or the Debtors in the approximate amount of $1.3 million (Claim No. 20588) shall be handled as follows: The parties have reached an agreement in principle to resolve this matter under which Transform will pay Oracle $350,000 (in three installments) and the Debtors will pay Oracle $375,000. The Debtors will file a stipulation on notice of presentment with the Bankruptcy Court for approval of this resolution of Claim No. 20588. Subject to final documentation and court approval, both Transform and the Debtors reserve all rights with respect to amounts claimed to be owed by Oracle against Transform and/or the Debtors.

3.

The following vendors have asserted that they are owed money for goods or services provided post-petition in the following approximate amounts: Colonial Properties, $30,000; Fox Run, $30,000; and Covington Gallery, $5,000. Transform reserves the right to dispute some or all of the charges, but acknowledges that to the extent these amounts are owed to these vendors, Transform is responsible for the payments.

4.

Any right to participate in (and to share in any recovery from) that certain class action captioned as In re: Blue Cross Blue Shield Antitrust Litigation, MDL 2406, N.D. Ala. Master File No. 2:13-cv-20000-RDP, or in (and to share in any recovery from) any related claims that have been or may be asserted by Transform or the Debtors against the defendant(s) to the extent that Transform or the Debtors opt out of the class, shall be allocated on a 50/50 basis between Transform and the Debtors. Transform and the Debtors shall, in good faith, coordinate on any filings, any retention of counsel, and the strategy for the pursuit of their claims in the class action (or in any related potential litigation to the extent that they elect, after consulting and coordinating with each other, to opt-out of the class). All reasonable out-of-pocket costs incurred from and after the Final Approval Date in the pursuit of such claims, including any reasonable fees of counsel whose retention the Debtors and Transform agree upon, shall be allocated on a 50/50 basis between Transform and the Debtors; provided, however, such fees incurred from and after the Final Approval Date to be so allocated on a 50/50 basis shall be limited to those of counsel retained by the Debtors and Transform for the specific purpose of pursuing these claims and shall not include the fees (or costs) of or incurred by counsel representing Transform or the Debtors in the Bankruptcy Cases. For the avoidance of doubt, each of Transform and the Debtors shall be responsible for all fees and other costs as it may have incurred or may incur prior to the Final Approval Date with respect to this action and all fees and costs relating to the action that it may incur from and after the Final Approval Date that are not expressly provided to be allocated on a 50/50 basis between them as specified in this paragraph.

5.

The Debtors shall execute (and/or file) such documents as may be reasonably requested by Transform to transfer to Transform all rights with respect to any software licenses granted to one or more of the Debtors by ASG Technologies Group, Inc. (and/or one or more affiliates thereof) (“ASG”), provided that ASG consents to such transfer.

6.

Transform shall have all rights with respect to the parcel of land located at 13 Beverly Road, Hoffman Estates, (Property Index Number (PIN) 06-05-200-010-0000) (the “Hoffman Estates Parcel”). To the extent reasonably requested by Transform, the Debtors shall execute and deliver (or file, as requested by Transform) such documents as may be necessary or appropriate to evidence the transfer of title to, and all such rights, in the Hoffman Estates Parcel to Transform. Transform shall be responsible for the payment of all real estate taxes with respect to the Hoffman Estates Parcel for all periods from and after the closing of the Sale Transaction.

7.

Transform shall not bill the Debtors for the transition services it has provided to the Debtors for the period from and including April 1, 2022, through and including the Execution Date under that certain Services Agreement, dated as of February 11, 2019, by and between Sears Holding Corporation, on the one hand, and Transform Holdco LLC and Transform SR Holdings LLC, on the other hand (as it has been amended from time to time, the “TSA”). Transform shall also continue to provide transition services reasonably requested by the Debtors, in accordance with the TSA but without charge to the Debtors, for the period after the Execution Date through and including December 31, 2022, up to a cap for the services of $10,000 per month (as calculated in accordance with the TSA, the Sale Order and that certain Settlement Agreement by, between and among Transform and the Debtors dated September 17, 2020 (the “TSA Settlement Agreement”). To the extent that the Debtors (a) request that Transform provide transition services under the TSA in excess of $10,000 per month for the period from the after the Execution Date through and including December 31, 2022, or (b) continue to request that Transform provide transition services under the TSA from and after January 1, 2023, Transform shall be entitled to charge the Debtors for those services in accordance with the TSA, the Sale Order and the TSA Settlement Agreement. For the avoidance of doubt, to the extent that the TSA obligates the Debtors to indemnify Transform in connection with services provided by Transform for the Debtors under the TSA, those indemnification obligations shall continue in effect.

2

8.

The Asset Purchase Agreement, the Sale Order, and subsequent orders entered by the Bankruptcy Court[1] provided for the Debtors’ assumption and assignment to Transform of the lease for store number 1722 located at 2000 N E Court, Bloomington, Minnesota (the “Mall of America Lease”) and that the Mall of America Lease was an “Acquired Asset” under the APA. However, the lessor objected to that assumption and assignment, and appealed the Bankruptcy Court’s orders providing for that assumption and assignment. The lessor’s challenges to the assumption and assignment are the subject of a petition for certiorari that the U.S. Supreme Court has granted. In light of this, the Debtors and Transform acknowledge and agree to the following: Transform reserves all rights to obtain the assignment of the Mall of America Lease, including all such rights arising under or based on the Asset Purchase Agreement, the Sale Order, the Assumption and Assignment Order, the MOAC Assumption and Assignment Order, the Bankruptcy Court’s Order (I) Confirming Modified Second Amended Joint Chapter 11 Plan of Sears Holdings Corporation and Its Affiliated Debtors and (II) Granting Related Relief (ECF No. 5370) (the “Confirmation Order”), and the Debtors’ Modified Second Amended Joint Chapter 11 Plan of Sears Holding Corporation and Its Affiliated Debtors (ECF No. 5293) (as amended, supplemented, or modified, the “Plan”), and any related orders, notices or other filings in the Bankruptcy Cases or in any related appellate proceedings. In the event, however, that as a result of a final, non-appealable order entered by a court of competent jurisdiction Transform is unable to obtain the assignment of the Mall of America Lease (a “Denial Order”), Transform acknowledges and agrees that it will not be entitled to an adjustment in (and the repayment by the Debtors of any of) the consideration Transform paid to the Debtors under the APA (or the consideration it is paying to the Debtors under this Settlement Agreement). The Debtors agree to execute any documents and to take any actions that Transform may reasonably request to effect the assignment of the Mall of America Lease to Transform or its designee and/or to allow Transform to obtain the economic benefits that the Debtors and Transform intended that Transform obtain from its acquisition of the Mall of America Lease. Transform shall be responsible for all reasonable fees and out-of-pocket costs incurred by the Debtors in connection with the foregoing. Any economic consideration that the Debtors or Transform may be able to obtain for the Mall of America Lease shall belong to and shall be turned over to Transform.

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Order (I) Authorizing Assumption and Assignment of Certain Executory Contracts and Leases and (II) Granting Related Relief (ECF. No. 3008) (the “Assumption and Assignment Order”), and Order (I) Authorizing Assumption and Assignment of Lease with MOAC Mall Holdings LLC and (II) Granting Related Relief entered in the Bankruptcy Cases (ECF No. 5074) (the “MOAC Assumption and Assignment Order”).

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